SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 30, 2000


                            CROWN ENERGY CORPORATION
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              Exact name of registrant as specified in its charter


           Utah                         0-19365                   87-0368981
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       State or other               Commission File No.              IRS
jurisdiction of incorporation                                    Employer ID #


             215 South State, Suite 650, Salt Lake City, Utah 84111
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               Address and zip code of principal executive offices


                                 801-537-5610
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                          Registrant's telephone number

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Item 1.  Changes in Control of Registrant

         Not Applicable

Item 2. Acquisition or Disposition of Assets

         Not Applicable

Item 3.  Bankruptcy or Receivership

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable

Item 5.  Other Events

         On July 25, 2000, Crown Energy Corporation ("Crown Energy"), Crown Asphalt Corporation ("CAC") and Crown Asphalt Products Company ("CAPCO"), collectively the ("Company"), brought suit against MCN Energy Group, Inc. ("MCN"), MCNIC Pipeline & Processing Company ("MCNIC") and certain officers of MCN and MCNIC. The suit was brought in the United States District Court for the District of Utah, Central Division, and is styled Crown Energy Corporation, Crown Asphalt Corporation, and Crown Asphalt Products Company v. MCN Energy Group, Inc., MCNIC Pipeline & Processing Company, Howard L. ("Lee") Dow III, and William E. Kraemer, Civil No. 2:00CV-05873ST (the "Crown Complaint"). The action seeks damages of an amount exceeding $100 million for breach of fiduciary duties, economic duress, and breach of implied covenants of good faith and fair dealing.

         The Company's complaint followed filing of an action by MCNIC in the Third Judicial District Court, Salt Lake County, Utah, Civil No. 00090-4876 (the "MCNIC Complaint") pursuant to which MCNIC attempts to foreclose MCNIC's alleged mortgage and security interest in, and to, certain real and intangible personal properties of Crown Asphalt Distribution, L.L.C. ("CAD"), a limited liability company in which MCNIC and CAPCO are the sole members. The Company's complaint, the MCNIC Complaint and the answer and counterclaims which were filed by CAD in response to the MCNIC Complaint are discussed in detail in Crown Energy's Reports on Form 8-K filed on June 28, 2000 and August 4, 2000.

         On August 30, 2000, MCN, MCNIC and certain officers of those entities filed a motion to stay proceedings in response to the Crown Complaint in which they requested that the Court stay the proceeding and compel arbitration under the provisions of CAD's Operating Agreement and Operating and Management Agreement and under Crown Asphalt Ridge, L.L.C.'s Operating Agreement and

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

Operating and Management Agreement. Additionally on August 30, MCNIC filed a motion in response to CAD's counterclaims also requesting that the Court stay proceedings and compel arbitration under CAD's Operating Agreement and the other referenced agreements.

         The Company and CAD believe that their claims and counterclaims present issues which are not arbitrable and which are outside of the coverage of the CAD Operating Agreement and the other referenced agreements and intend to vigorously contest the assertion that arbitration is the appropriate avenue to pursue such claims and counterclaims. In the alternative, if the matters are submitted to arbitration, the Company and CAD believe that they possess a strong case on their claims and counterclaims. However, because litigation and arbitration proceedings are inherently uncertain, the Company and CAD cannot predict the outcome of any litigation or arbitration proceedings. Interested persons should note that in the event MCNIC prevails in its action against CAD, and depending upon the extent and nature of any relief granted by a court or an arbitrator, CAD may be severely and adversely impacted and may lose possession of some or all of its primary assets and sources of revenues. Further, since CAD provides a very significant portion of the Company's revenues from operations, the Company is likely to be materially and adversely impacted by any adverse outcome in the litigation or arbitration discussed herein.

Item 6.  Resignation of Registrant's Directors

         Not Applicable

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits

         Not Applicable

Item 8.  Changes in Fiscal Year

         Not Applicable

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

SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    CROWN ENERGY CORPORATION


                                                     /s/   Alexander L. Searl
                                                    ----------------------------
                                                     Alexander L. Searl
                                                     Chief Operating Officer and
                                                     Chief Financial Officer

DATED:  September 19, 2000

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